CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-191473 and 333- 238078 on Form S-8 and Registration Statement No. 333-256825 on Form S-3 of our report dated April 17, 2023 (September 19, 2023, as to the effects of the discontinued operations described in Note 3), relating to the consolidated financial statements of American Coastal Insurance Corporation and subsidiaries (formerly known as United Insurance Holdings Corp.) (the “Company”)”, appearing in this Current Report on Form 8-K dated September 19, 2023. /s/ DELOITTE & TOUCHE LLP Tampa, Florida September 19, 2023